Exhibit 10.1
SEVERANCE AND CHANGE IN CONTROL AGREEMENT

THIS SEVERANCE AND CHANGE IN CONTROL AGREEMENT (“Agreement”) is made by and between KBR Technical Services, Inc., a Delaware corporation (“Employer”), KBR, Inc., a Delaware corporation and parent company of Employer (“Company”), and Ivor Harrington (“Executive”).

W I T N E S S E T H:

WHEREAS, Company and Employer desire to provide Executive: (i) severance termination benefits (prior to a change in control), (ii) change in control termination (double-trigger) benefits (on or after a change in control), and (iii) death, disability and retirement benefits (prior to, on, or after a change in control) on the terms and conditions, and for the consideration, hereinafter set forth, and Executive desires to be employed by Company and Employer on such terms and conditions and for such consideration;

WHEREAS, the benefits provided to Executive under this Agreement are described in the following Articles: (i) Article 3 outlines the severance termination benefits (prior to a change in control), (ii) Article 4 outlines the double-trigger change in control termination benefits (on or after a change in control), and (iii) Article 5 outlines the death, disability, and retirement benefits; and

WHEREAS, in addition to providing the benefits outlined in Articles 3, 4 and 5 (as described above), this Agreement imposes duties and obligations and other requirements as follows: (i) Article 1 imposes a duty of loyalty on Executive, (ii) Article 2 outlines the triggers to terminate employment, as well as defines base salary and target bonus, (iii) Article 6 requires Executive to sign a release to receive benefits (other than death or disability benefits) and provides for a clawback of benefits paid if there is a subsequent determination of cause, (iv) Article 7 imposes a duty of nondisclosure on Executive, (v) Article 8 includes a one-year non-compete after termination of employment (other than post change in control), and (vi) Article 9 includes a mandatory arbitration provision, as well as other miscellaneous provisions.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company, Employer and Executive agree as follows:

ARTICLE 1:                                EMPLOYMENT AND DUTIES (Applies to All Circumstances)

1.1           Employment; Effective Date.  Effective as of July 9, 2012 (the “Effective Date”), and continuing for the period of time set forth in Article 2 of this Agreement, Executive’s employment hereunder shall be subject to the terms and conditions of this Agreement.

1.2           Positions.  From and after the Effective Date, Company shall employ Executive in the position of Group President, Services and/or in such other position(s) as Company determines.

1.3           Duties and Services.  Executive agrees to serve in the position referred to in Section 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such position, as well as such additional duties and services appropriate to such position which the parties mutually may agree upon from time to time.  Executive’s employment shall also be subject to the policies maintained and established by Company that are of general applicability to Company’s employees and/or executives, as such policies may be amended from time to time.

1.4           Other Interests.  Executive agrees, during the period of his employment by Company, to devote all of his business time, energy, and best efforts to the business and affairs of Company and its affiliates.  The foregoing notwithstanding, the parties recognize and agree that Executive may engage in personal and, subject to Section 8.1, other business activities that do not conflict with the business and affairs of Company or its affiliates or interfere with Executive’s performance of his duties hereunder.  Executive shall disclose to the Board of Directors of Company (the “Board”) all such other business activities.  All determinations with respect to whether or not such other activities conflict with or interfere with Executive’s obligations hereunder shall be made by the Compensation Committee of the Board (the “Committee”) in good faith and shall be binding on the parties.

1.5           Duty of Loyalty.  Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty to act at all times in the best interests of Company.  In keeping with such duty, Executive shall make full disclosure to Company of all business opportunities pertaining to Company’s business and shall not appropriate for Executive’s own benefit business opportunities concerning Company’s business.

ARTICLE 2:                                TERM; BASE SALARY; TARGET BONUS OPPORTUNITY; TERMINATION OF EMPLOYMENT (Applies to All Circumstances)

2.1           Term.  This Agreement shall begin on the Effective Date and shall terminate automatically on the earlier of (i) Executive’s termination of employment with Company and its affiliates or (ii) the second anniversary of a Change in Control Effective Date (as defined below).  Termination of this Agreement shall not affect any rights or obligations of any party that have accrued or become vested prior to such termination.  The provisions of Articles 6, 7, 8 and 9 shall survive the termination of this Agreement.

2.2           Base Salary and Target Bonus Opportunity. For purposes of Articles 3, 4 and 5, Base Salary and Target Bonus Opportunity shall be defined as follows:

“Base Salary” means Executive’s annual rate of base salary, excluding all other items of compensation, including supplemental base salary, bonuses, overtime, commissions, cost-of-living adjustments, special pay related to foreign assignment, and incentive compensation, as of the applicable date.

“Target Bonus Opportunity” means the annual target bonus opportunity that would have been granted to Executive with respect to the next fiscal year beginning after his date of termination, had his employment continued with Company, and assuming Executive’s target bonus in that future fiscal year was equal to his target bonus percentage for the fiscal year in which Executive’s date of termination occurs.

2.3           Company’s Right to Terminate Employment.  Company shall have the right to terminate Executive’s employment under this Agreement at any time for any of the following reasons:

(i)           “Death or Disability,” as defined in Section 5.1; or

(ii)           “Cause,” as defined in Section 3.1 for a pre-Change in Control severance termination, and in Section 4.1 for a Change in Control Termination (as defined in Section 4.2).  Determination as to whether or not Cause exists for termination of Executive’s employment will be made by the Committee, or its delegate, in good faith; or

(iii)           “Involuntary Termination,” which means for any reason whatsoever, in the sole discretion of the Committee, other than Cause, Death or Disability.

2.4           Executive’s Right to Terminate.  Executive shall have the right to terminate his employment under this Agreement for any of the following reasons:

(i)           “Good Reason,” as defined in Section 3.1 for a pre-Change in Control severance termination, and in Section 4.1 for a Change in Control Termination; provided, that the events described in the definitions of Good Reason in Sections 3.1 or 4.1, as applicable, shall constitute a Good Reason only if (i) Executive provides written notice to Company within 90 days of the initial existence of the event and (ii) Company fails to remedy such circumstance within 30 days after receipt of Executive’s written notice of the event.  If Company fails to remedy the event within that 30-day period, Executive will have until the 180th day following the initial existence of the Good Reason event (but not beyond the end of the term of this Agreement as provided in Section 2.1) to terminate his employment for Good Reason; provided, however, nothing herein shall prevent Company from terminating Executive at any time for Cause; or

(ii)           “Retirement,” as defined in Section 5.1; or

(iii)           “Voluntary Termination,” which means termination of employment at any time for any reason whatsoever, in the sole discretion of Executive, other than Good Reason or Retirement.

2.5           Notice of Termination.  If Company desires to terminate Executive’s employment hereunder, it shall do so by giving written notice to Executive that it has elected to terminate Executive’s employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.  If Executive desires to terminate his employment hereunder, he shall do so by giving at least a 30-day written notice to Company that he has elected to terminate his employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

2.6           Deemed Resignations.  Any termination of Executive’s employment shall constitute an automatic resignation of Executive as an officer of Company and each affiliate of Company, and an automatic resignation of Executive from the Board (if applicable) and from the board of directors of any affiliate of Company and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which Company or any affiliate holds an equity interest and with respect to which board or similar governing body Executive serves as Company’s or such affiliate’s designee or other representative.

ARTICLE 3:                                SEVERANCE TERMINATION (Applies Prior to a Change in Control)

3.1           Defined Terms.  For purposes of a termination of employment prior to a Change in Control, the following terms shall have the meanings indicated:

“Cause” means any of the following (i) Executive’s gross negligence or willful misconduct in the performance of the duties and services required of Executive by Company; (ii) Executive’s conviction of, or plea other than not guilty to, a felony or a misdemeanor involving moral turpitude; (iii) a material violation of Company’s Code of Business Conduct; or (iv) Executive’s failure to perform, in a reasonably satisfactory manner, the duties and services required of Executive by Company, provided that Company gives Executive at least 10 days’ written notice to cure the failure.

“Good Reason” means a 25% or more diminution in Executive’s Base Salary, unless a similar reduction is made to the base salaries of all senior executive officers of Company.

3.2           Severance Termination Benefits.  If, prior to a Change in Control, (x) Company Involuntarily Terminates Executive’s employment for any reason other than due to Death or Disability (as defined in Section 5.1) or for Cause, or (y) Executive terminates his employment for Good Reason, then, subject to Section 6.1, Company shall provide Executive with the following benefits (collectively referred to as the “Severance Termination Benefits”):

(i) a lump sum cash payment equal to the sum of: (A) one times Executive’s Base Salary on his date of termination of employment plus (B) one times Executive’s Target Bonus Opportunity (as defined in Section 2.2);

(ii) all vested stock options and stock appreciation rights (“SARs”) of Executive may be exercised within the one-year period following his date of termination, but not later than the remaining term of the option or SARs; and

(iii) all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards of Executive shall be forfeited, unless and to the extent provided otherwise by the Committee, in its discretion, with respect to non-performance awards.

Notwithstanding anything in this Agreement, a plan or grant agreement to the contrary, the following items shall be forfeited automatically by Executive on his termination prior to a Change in Control:  (i) Executive’s unearned bonus under Company’s annual cash incentive plan for the fiscal year in which Executive’s date of termination occurs; (ii) Executive’s bonus under Company’s annual cash incentive plan for the fiscal year ended on or immediately before Executive’s date of termination, to the extent not yet paid; and (iii) all unvested account balances in any supplemental and/or non-qualified retirement plans of Company and its affiliates.  Subject to Section 6.1, any lump sum cash payment due Executive pursuant to this Section 3.2 shall be paid within 70 days of Executive’s termination of employment with Company.

ARTICLE 4:                                CHANGE IN CONTROL TERMINATION (DOUBLE TRIGGER)

4.1           Defined Terms.  For purposes of a termination of employment on or within two years after a Change in Control, the following terms shall have the meanings indicated:

“Cause” means any of the following (whether or not occurring before, on, or after a Change in Control): (i) Executive’s gross negligence or willful misconduct in the performance of the duties and services required of Executive by Company; (ii) Executive’s conviction of, or plea other than not guilty to, a felony or a misdemeanor involving moral turpitude; or (iii) a material violation of Company’s Code of Business Conduct.  Determinations made under Section 6.5 on or after a Change in Control shall be based on this definition of Cause.

“Change in Control” shall conclusively be deemed to have occurred on a Change in Control Effective Date if any one of the following shall have occurred: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of Company (not including in the securities beneficially owned by such person any securities acquired directly from Company or its affiliates) representing 20% or more of the combined voting power of Company’s then outstanding securities; or  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Company) whose appointment or election by the Board or nomination for election by Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board); provided, however, that for purposes of this paragraph, any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) there is consummated a merger or consolidation of Company or any direct or indirect subsidiary of Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Company or any subsidiary of Company, at least 50% of the combined voting power of the securities of Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Company (not including in the securities beneficially owned by such person any securities acquired directly from Company or any of its affiliates other than in connection with the acquisition by Company or any of its affiliates of a business) representing 20% or more of the combined voting power of Company’s then outstanding securities; or  (iv) the stockholders of Company approve a plan of complete liquidation or dissolution of Company, or there is consummated an agreement for the sale, disposition, lease or exchange by Company of all or substantially all of Company’s assets, other than a sale, disposition, lease or exchange by Company of all or substantially all of Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Company in substantially the same proportions as their ownership of Company immediately prior to such sale.  Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Company immediately following such transaction or series of transactions.

“Change in Control Effective Date” means: (i) the first date that the direct or indirect ownership of 20% or more combined voting power of Company’s outstanding securities results in a Change in Control as described in clause (i) of such definition above; or (ii) the date of the election of directors that results in a Change in Control as described in clause (ii) of such definition; or (iii) the date of the merger or consolidation that results in a Change in Control as described in clause (iii) of such definition; or (iv) the date of stockholder approval that results in a Change in Control as described in clause (iv) of such definition.

“Good Reason” means any of the following: (i) a material diminution in Executive’s Base Salary, (ii) a material diminution in Executive’s authority, duties, or responsibilities, or (iii) unless agreed to by Executive, the relocation of the offices at which Executive is principally employed to a location more than 50 miles away.

“Welfare Plan Costs” means an amount equal to two times the total annual cost to Executive and Company of the medical, dental, life, and disability benefits provided to Executive and Executive’s eligible dependents by Company for the year of Executive’s termination of employment.

4.2           Change in Control Termination Benefits (Double Trigger).  If both: (A) a Change in Control occurs and (B) on, or within two years after the Change in Control, Company Involuntarily Terminates Executive’s employment or Executive terminates his employment for Good Reason (“Change in Control Termination”), then, subject to Section 6.1, Company will provide Executive with the following benefits (collectively referred to as the “Change in Control Termination Benefits”):

(i) a lump sum cash payment equal to the sum of: (A) two times Executive’s Base Salary on his date of termination of employment (or, if higher, Executive’s Base Salary in effect immediately prior to the Change in Control Effective Date) plus (B) two times Executive’s Target Bonus Opportunity (as defined in Section 2.2);

(ii) Executive’s unearned bonus under Company’s annual cash incentive plan payable for the fiscal year in which Executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to Executive’s date of termination and (y) paid to Executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period;

(iii) Executive’s unpaid bonus (if any) accrued under Company’s annual cash incentive plan for the fiscal year that ended on or immediately before Executive’s date of termination, which accrued bonus shall be paid to Executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than 74 days following Executive’s termination of employment with Company;

(iv) all of the outstanding stock options, SARs, restricted stock and restricted stock unit awards, and other equity based awards granted by Company to Executive that are not performance awards shall become fully vested and immediately exercisable or payable in full on the effective date of the release required in Section 6.1, provided such release is timely executed by Executive following his termination of employment with Company;

(v) all performance award units other than those that are covered under Company’s annual cash incentive plan shall be prorated to the date of termination and paid on actual performance at the end of the performance period, but not later than March 15th following the end of the performance period;

(vi) all account balances in any supplemental and/or non-qualified retirement plans shall become fully vested; and

(vii) the Welfare Plan Costs.

Subject to Section 6.1, the lump sum cash payment payable to Executive pursuant to Section 4.2(i) shall be paid within 70 days after Executive’s termination of employment with Company.

4.3           Parachute Payment.  Notwithstanding anything to the contrary in this Article, if Executive is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended, and all Treasury Regulations thereunder, (the “Code”)), and the benefits provided for in this Article, together with any other payments and benefits which Executive has the right to receive from Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the benefits provided hereunder (beginning with any benefit paid in cash hereunder) shall be either (1) reduced (but not below zero) so that the present value of such total amounts and benefits received by Executive will be one dollar ($1.00) less than three times Executive’s “base amount” (as defined in Section 280G of the Code) and so no portion of such amounts and benefits received by Executive shall be subject to the excise tax imposed by Section 4999 of the Code or (2) paid in full, whichever produces the better net after-tax position to Executive (taking into account any applicable tax under Section 4999 of the Code and any other applicable taxes).  The determination as to whether any such reduction in the amount of the benefits provided hereunder is necessary shall be made solely by Company.  The specific benefits to be reduced or eliminated shall also be determined solely by Company.  If a reduced benefit is provided hereunder in accordance with clause (1) of the first sentence of this paragraph and through error or otherwise that payment, when aggregated with other payments and benefits from Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times Executive’s base amount, then Executive shall immediately repay such excess to Company upon notification that an overpayment has been made.

ARTICLE 5:                                DEATH; DISABILITY; RETIREMENT; VOLUNTARY OR FOR CAUSE TERMINATION (Applies Prior to, on, or After a Change in Control)

5.1           Defined Terms.  For purposes of a termination of employment at any time (other than a severance termination covered under Article 3 or a Change in Control Termination covered under Article 4), the following terms shall have the meanings indicated:

“Death or Disability” means the termination of Executive’s employment due to his death or Company’s termination of Executive’s employment due to Executive having become incapacitated by accident, sickness, or other circumstances which, in the opinion of a physician selected or approved by Company, has rendered him mentally or physically incapable of substantially performing the duties and services required of him hereunder, and such incapacity has continued for a period of at least 180 consecutive days.

“Retirement” means Executive resigns from employment (other than for Good Reason) on any date after Executive attains age 65 or, with the approval of the Committee, on any date (x) after reaching age 55 (with at least 10 years of service) or (y) after the sum of Executive’s age and years of service is 70 or greater.

5.2           Death and Disability Benefits.  If Executive’s employment shall be terminated by Death or Disability, then Company shall provide Executive with the following benefits (collectively referred to as the “Death and Disability Benefits”):

(i) Executive’s unearned bonus under Company’s annual cash incentive plan payable for the fiscal year in which Executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to Executive’s date of termination and (y) paid to Executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period;

(ii) Executive’s unpaid bonus (if any) accrued under Company’s annual cash incentive plan for the fiscal year that ended on or immediately before Executive’s date of termination, which accrued bonus shall be paid to Executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than the March 15th following the end of such prior performance period;

(iii) the restrictions on all restricted stock and restricted stock units of Executive shall lapse in full on his date of termination;

(iv) all stock options and SARs of Executive shall become fully vested and exercisable on his date of termination and may be exercised until the earlier of (a) the second anniversary of his date of termination, unless otherwise provided by the Committee, in its discretion, or (b) the remaining term of such option or SAR;

(v) all outstanding performance awards of Executive shall be prorated to his date of termination and to the extent such awards become “earned” based on actual performance results at the end of the performance period, shall be paid to Executive in a lump sum on the normal payment date for such awards under the plan, but not later than the March 15th following the end of the performance period; and

(vi) all account balances of Executive in all supplemental and/or non-qualified retirement plans of Company and its affiliates shall become fully vested on his date of termination.

5.3           Retirement Benefits.  If Executive’s employment shall be terminated by Executive for Retirement, then, subject to Section 6.1, Company shall provide Executive with the Death and Disability Benefits, except that Executive may only exercise his stock options and SARs until the earlier of (a) the first anniversary of his date of termination, unless otherwise provided by the Committee, in its discretion, or (b) the remaining term of such option or SARs (collectively, the “Retirement Benefits”).  Any lump sum cash payment payable to Executive pursuant to this Section 5.3 shall be paid within 70 days after Executive’s termination of employment with Company, provided that notwithstanding anything in this Section 5.3 or Section 6.1 to the contrary, if Executive has attained the age of 65 prior to the year in which he terminates employment, any payment due pursuant to Section 5.2(ii) shall be payable on the March 15th following the end of the performance period, but not later than 74 days following Executive’s termination of employment with Company.

5.4           Voluntary Termination (Other than for Good Reason or Retirement).  If Executive Voluntarily Terminates his employment for any reason other than Good Reason or Retirement, Executive shall not be entitled to any payments or benefits under this Agreement and Executive’s vested stock options and SARs must be exercised within 30 days of the date of his termination, but not later than the option or SAR expiration date.

5.5           Termination by Company for Cause.  If Executive’s employment is terminated by Company for Cause (as defined in Section 3.1, for terminations prior to the Change in Control Effective Date, and in Section 4.1, for terminations on or after the Change in Control Effective Date), Executive shall not be entitled to any severance payments or benefits under this Agreement.

ARTICLE 6:                                RELEASE; DAMAGES; MALFEASANCE; DELAY OF PAYMENTS (Applies to All Circumstances)

6.1           Release and Full Settlement.  Anything to the contrary herein notwithstanding, as a condition to the receipt of the Severance Termination Benefits, Change in Control Termination Benefits, or the Retirement Benefits under this Agreement, Executive shall first execute a release, in the form approved by the Committee, releasing the Board, Company, and Company’s parent corporation, subsidiaries, affiliates, and their respective shareholders, partners, officers, directors, employees, attorneys and agents from any and all claims and from any and all causes of action of any kind or character including, but not limited to, all claims or causes of action arising out of Executive’s employment with Company or its affiliates or the termination of such employment, but excluding all claims to vested benefits and payments Executive may have under any incentive compensation or benefit plan, program, or arrangement.  The performance of Company’s obligations hereunder and the receipt of any Severance Termination Benefits, Change in Control Termination Benefits, or Retirement Benefits under this Agreement shall constitute full settlement of all such claims and causes of action.  The release must become effective no later than 60 days after Executive’s termination of employment in order for Executive to be entitled to any Severance Termination Benefits, Change in Control Termination Benefits, or Retirement Benefits under this Agreement.

6.2           No Duty to Mitigate Losses.  Executive shall have no duty to find new employment following his termination of employment under circumstances that require Company to pay any amount to Executive pursuant to Articles 3, 4 or 5.  Any salary or remuneration received by Executive from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which Articles 3, 4 or 5 apply shall not reduce Company’s obligation to make a payment to Executive (or the amount of such payment) pursuant to the terms of Articles 3, 4 or 5.

6.3           Liquidated Damages.  In light of the difficulties in estimating the damages for an early termination of Executive’s employment under this Agreement, Company and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this Article 6 shall be received by Executive as liquidated damages.

6.4           Affect on Other Benefits.  This Agreement governs the rights and obligations of Executive and Company with respect to Executive’s termination of employment during the Term.  Except as expressly provided herein, Executive’s rights and obligations both during the Term and thereafter with respect to stock options, SARs, restricted stock, restricted stock units, performance awards, incentive and deferred compensation, and other compensation and benefits under the plans and programs maintained by Company shall be governed by the separate agreements, plans and other documents and instruments governing such matters; provided, however, any severance payments or benefits received under this Agreement shall offset any payments or severance benefits otherwise payable to Executive under a severance plan or program of Company for its employees in general.

6.5           Malfeasance (Clawback).  If Company determines at any time within two years after Executive’s termination that Executive’s employment could have been terminated for Cause, Company retains the rights to recover any severance benefits provided hereunder to Executive (cash or other).  In such case, Executive agrees to promptly repay such amounts to Company.  Notwithstanding anything to the contrary in the preceding two sentences, Company shall seek recovery of any benefits provided hereunder to Executive (cash or other) if Company is required by applicable law, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder, to seek recovery of the benefits provided under this Agreement.

6.6           409A Delay in Payments.  Notwithstanding anything in this Agreement to the contrary, if on the date of his separation from service Executive is a “specified employee,” as defined in Section 409A of the Code, then all or a portion of any severance payments or benefits under this Agreement that would be subject to the additional tax provided by Section 409A(a)(1)(B) of the Code if not delayed as required by Section 409A(a)(2)(B)(i) of the Code shall be delayed until the first day of the seventh month following his separation from service (or, if earlier, Executive’s date of death) and shall be paid as a lump sum (without interest) on such date.

ARTICLE 7:                                OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS (Applies to All Circumstances)

7.1           Disclosure to Executive.  Executive acknowledges that Company has and will in the course of his employment disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or confidential information of Company and its affiliates; and/or shall entrust Executive with business opportunities of Company and its affiliates; and/or shall place Executive in a position to develop business good will on behalf of Company and its affiliates.

7.2           Property of Company.  All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Executive, individually or in conjunction with others, during Executive’s employment by Company (whether during business hours or otherwise and whether on Company’s premises or otherwise) which relate to the business, products or services of Company or its affiliates shall be disclosed to Company and are and shall be the sole and exclusive property of Company and its affiliates. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Company and its affiliates.  Upon Executive’s termination of employment for any reason, Executive shall deliver the same, and all copies thereof, to Company.

7.3           Patent and Copyright Assignment.  Executive agrees to assign and transfer to Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions and Works in the Field (as hereinafter defined), together with all United States and foreign rights with respect thereto, and at Company’s expenses to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on such Inventions and Works in the Field, and to perform all lawful acts, including giving testimony and executing and delivering all such instruments, that may be necessary or proper to vest all such Inventions and Works in the Field and patents and copyrights with respect thereto in Company, and to assist Company in the prosecution or defense of any interference which may be declared involving any of said patent applications or patents or copyright applications or copyrights. For purposes of this Agreement the words “Inventions and Works in the Field” shall include any discovery, process, design, development, improvement, application, technique, program or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by Executive, individually or jointly with others (whether on or off Company’s premises or during or after normal working hours) while employed by Company; provided, however, that no discovery, process, design, development, improvement, application, technique, program or invention reduced to practice or conceived by Executive off Company’s premises and after normal working hours or during hours when Executive is not performing services for Company, shall be deemed to be included in the term “Inventions and Works in the Field” unless directly or indirectly related to the business then being conducted by Company or its affiliates or any business which Company or its affiliates is then actively exploring.

7.4           No Unauthorized Use or Disclosure.  Company shall provide Executive with confidential business information that is proprietary to Company in order for Executive to perform his duties for Company.  Executive acknowledges that the business of Company and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Company and its affiliates use in their business to obtain a competitive advantage over their competitors. Executive further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Company and its affiliates in maintaining their competitive position.  Executive hereby agrees that Executive will not, at any time during or after Executive’s employment by Company, make any unauthorized disclosure of any confidential business information or trade secrets of Company and its affiliates, or make any use thereof, except in the carrying out of Executive’s employment responsibilities hereunder.  Company and its affiliates shall be third party beneficiaries of Executive’s obligations under this Section.  As a result of Executive’s employment by Company, Executive may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its affiliates.  Executive also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the confidential business information and trade secrets of Company and its affiliates.  These obligations of confidence apply irrespective of whether the information has been reduced to a tangible medium of expression (e.g., is only maintained in the minds of Company’s employees) and, if it has been reduced to a tangible medium, irrespective of the form or medium in which the information is embodied (e.g., documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type).

7.5           Assistance by Executive.  Both during the period of Executive’s employment by Company and thereafter, Executive shall assist Company and its affiliates and their respective nominees, at any time, in the protection of Company’s and its affiliates’ worldwide rights, titles, and interests in and to information, ideas, concepts, improvements, discoveries, and inventions, and their copyrighted works, including without limitation, the execution of all formal assignment documents requested by Company and its affiliates or their respective nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

7.6           Remedies.  Executive acknowledges that money damages would not be a sufficient remedy for any breach of this Article 7 by Executive, and Company shall be entitled to enforce the provisions of this Article 7 by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach.  Such remedies shall not be deemed the exclusive remedies for a breach of this Article 7, but shall be in addition to all remedies available at law or in equity to Company and its affiliates, including the recovery of damages from Executive and Executive’s agents involved in such breach and remedies available to Company and its affiliates pursuant to other agreements with Executive.

ARTICLE 8:                                NON-COMPETITION OBLIGATIONS (Applies Prior to a Change in Control)

8.1           Non-competition Obligations.  As part of the consideration for the compensation and benefits to be paid to Executive hereunder, to protect the trade secrets and confidential information of Company and its affiliates that will be disclosed or entrusted to Executive, the business good will of Company and its affiliates that will in the future be developed in Executive, or the business opportunities that will in the future be disclosed or entrusted to Executive by Company and its affiliates, Company and Executive agree to the provisions of this Article 8. Executive agrees that during the period of Executive’s non-competition obligations hereunder, Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company or its affiliates are conducting any business as of the date of termination of the employment relationship or have during the previous 12 months conducted any business:

(i)           engage in any engineering, construction, or services business supporting the energy, petrochemicals, government services or civil infrastructure sectors that is competitive with the business conducted by Company or its affiliates;

(ii)           render any advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, with any engineering, construction, or services business supporting the energy, petrochemicals, government services or civil infrastructure sectors that is competitive with the business conducted by Company or its affiliates;

(iii)           induce any employee of Company or its affiliates to terminate his or her employment with Company or its affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company; or

(iv)           request or cause any customer of Company or its affiliates to terminate any business relationship with Company or its affiliates.

These non-competition obligations shall apply during the period that Executive is employed by Company and its affiliates and shall continue until the first anniversary of his termination of employment; provided, however, with respect to termination of employment on or after a Change in Control, the obligations under subparagraphs (i) and (ii) shall cease to apply.  Executive understands that the foregoing restrictions may limit Executive’s ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction.

8.2           Enforcement and Remedies.  Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article 8 by Executive, and Company shall be entitled to enforce the provisions of this Article 8 by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach.  Such remedies shall not be deemed the exclusive remedies for a breach of this Article 8, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Executive and Executive’s agents involved in such breach and remedies available to Company pursuant to other agreements with Executive.

8.3           Reformation.  It is expressly understood and agreed that Company and Executive consider the restrictions contained in this Article 8 to be reasonable and necessary to protect the proprietary information of Company and its affiliates.  Nevertheless, if any of the aforesaid restrictions are found by a court (or arbitrator) having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court (or arbitrator) so as to be reasonable and enforceable and, as so modified by the court (or arbitrator), to be fully enforced.

ARTICLE 9:                                MISCELLANEOUS (Applies to All Circumstances)

9.1           Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company:
KBR, Inc.
601 Jefferson Street, Suite 3400
Houston, Texas 77002
Attention: Chairman of the Compensation Committee

If to Executive to:
the last known home address of Executive on file with Company or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.

9.2           Applicable Law/Venue.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without regard to any conflicts of laws principles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Houston, Texas for the purposes of any proceeding arising out of or under this Agreement, without regard to any conflicts of laws principles that may direct the jurisdiction of any court venue, or forum, including the jurisdiction of Executive’s home country.

9.3           No Waiver.  No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.4           Severability.  If a court (or an arbitrator) of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

9.5           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

9.6           Withholding of Taxes and Other Employee Deductions.  Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company’s employees generally.

9.7           Headings.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

9.8           Gender and Plurals.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

9.9           Affiliate.  As used in this Agreement, the term “affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company.

9.10           Assignment.  This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise.  Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

9.11           Entire Agreement.  Except as provided in any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by Company.  Without limiting the scope of the preceding sentence, all individual employment, severance, and change in control agreements between the parties preceding the date of execution of this Agreement and relating to the subject matter hereof are hereby null and void and of no further force and effect.  Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

9.12           KBR Dispute Resolution Plan.  It is the mutual intention of the parties to have any dispute concerning this Agreement resolved out of court.  Accordingly, the parties agree that any such dispute shall, as the sole and exclusive remedy, be submitted for resolution through the KBR Dispute Resolution Plan; provided, however, that Executive, on his own behalf and on behalf of any Company entities, shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any breach or the continuation of any breach of the provisions of this Agreement, and Executive hereby consents that such restraining order or injunction may be granted without the necessity of Company posting any bond.  The parties agree that the resolution of any such dispute through the KBR Dispute Resolution Plan shall be final and binding. Notwithstanding the foregoing, on or after a Change in Control, the parties will no longer be subject to the KBR Dispute Resolution Plan and may seek resolution in court, subject to Section 9.2.

9.13.           Tax Cooperation.  Except for any excess parachute payments, it is the intent of Company and Executive that compensation paid to Executive, whether pursuant to this Agreement or otherwise, be deductible by Company for federal tax purposes.  In this regard, the parties intend that bonuses and other performance-based pay of Executive will comply with the requirements of Section 162(m) of the Code.  Accordingly, if the definition of Target Bonus Opportunity would cause a bonus granted to Executive under Company’s annual incentive compensation plan to not meet the requirements of Section 162(m), such definition shall be modified or deleted, as necessary, as determined in good faith by the Committee, to comply with Section 162(m).  Executive agrees to take all actions reasonably requested by Company with respect to Company being able to deduct Executive’s compensation for federal tax purposes.  In addition, Company and Executive agree to cooperate so that, to the extent reasonably practical, no payments to Executive will be subject to the additional tax provided by Section 409A.

9.14           Employment.  As of the Effective Date, Executive is an employee of Employer and an officer of Company and the parties acknowledge that such dual status may continue.  The parties agree that the term “Company” may mean “Employer” or “affiliate” in this Agreement, as the context and facts require, all as determined in good faith by the Committee, or its delegate.  For purposes of this Agreement, a “termination of Executive’s employment” means a separation of service for purposes of Section 409A of the Code.  A transfer to an affiliate shall not be a termination of Executive’s employment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective for all purposes as of the Effective Date.

KBR, INC.

By:
Name:
Title:
“COMPANY”

KBR TECHNICAL SERVICES, INC

By:
Name:
Title:
“EMPLOYER”

By:
Name:
Title:
“EXECUTIVE”